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                                                                    EXHIBIT 12
                ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS TO FIXED CHARGES RATIO
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(in millions)                                        FOR THE                   FOR THE YEAR ENDED DECEMBER 31,
                                                   NINE MONTHS
                                                      ENDED
                                                    SEPTEMBER 30,
                                                                  ----------------------------------------------------------
                                                       2003          2002        2001        2000         1999       1998
                                                   -------------  -----------  ----------  ----------   ---------   --------
1.    Income from continuing operations
      before income taxes, equity in net income
      of unconsolidated subsidiary, dividends on
      redeemable preferred securities of subsidiary
      trust and cumulative effect of change
      in accounting principle                              $346         $302        $553        $711        $770       $838

2.    Dividends from less than 50% owned
      subsidiary                                              -            -           -           -           -          -
                                                   -------------  -----------  ----------  ----------   ---------   --------


3.    Income from continuing operations before
      income taxes (1+2)                                   $346         $302        $553        $711        $770       $838
                                                   -------------  -----------  ----------  ----------   ---------   --------

      Fixed Charges:

4.    Interest on indebtedness                             $  -         $  -        $  -        $  -        $  -       $  -

5.    Interest factor of annual rental expense             $  -            2           4           4           4          8
                                                   -------------  -----------  ----------  ----------   ---------   --------

6.    Total fixed charges  (4+5)                           $  -         $  2        $  4        $  4        $  4       $  8
                                                   -------------  -----------  ----------  ----------   ---------   --------

7.    Income from continuing operations before
      income taxes and fixed charges (3+6)                 $346         $304        $557        $715        $774       $846
                                                   =============  ===========  ==========  ==========   =========   ========

8.    Ratio of earnings to fixed charges, before
      dividends on redeemable preferred
      securities and interest credited to
      contractholder funds (7/6)                              -        152.0 X     139.3 X     178.8 X     193.5 X    105.8 X
                                                   =============  ===========  ==========  ==========   =========   ========

9.    Dividends on redeemable preferred securities            2            3          20          20          18         17

10.   Total fixed charges and dividends on
      redeemable preferred securities (6+9)                $  2         $  5        $ 24        $ 24        $ 22       $ 25
                                                   -------------  -----------  ----------  ----------   ---------   --------

11.   Income from continuing operations before
      income taxes, fixed charges and redeemable
      preferred securities (3+6+9)                         $348         $307        $577        $735        $792       $863
                                                   =============  ===========  ==========  ==========   =========   ========

12.   Ratio of earnings to fixed charges, before
      interest credited to contractholder funds
      (11/10)                                             174.0 X       61.4 X      24.0 X      30.6 X      36.0 X     34.5 X
                                                   =============  ===========  ==========  ==========   =========   ========

13.   Interest credited to contractholder funds           1,319       $1,691      $1,670      $1,519      $1,260     $1,190

14.   Total fixed charges including dividends on
      Redeemable preferred securities and interest
      credited to contractholder funds (10+13)           $1,321       $1,696      $1,694      $1,543      $1,282     $1,215
                                                   -------------  -----------  ----------  ----------   ---------   --------

15.   Income from continuing operations
      before income taxes and fixed charges
      including interest credited to
      contractholder funds (3+14)                        $1,667       $1,998      $2,247      $2,254      $2,052     $2,053
                                                   =============  ===========  ==========  ==========   =========   ========

16.   Ratio of earnings to fixed charges (15/14)            1.3 X        1.2 X       1.3 X       1.5 X       1.6 X      1.7 X
                                                   =============  ===========  ==========  ==========   =========   ========
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